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                                                                  EX-99.23.e.ii
                             UNDERWRITING AGREEMENT



     THIS AGREEMENT is made as of the ___ day of ________, 2001 by and between AmeriPrime Funds, an Ohio business trust (the "Trust"), and Capital Research Brokerage Services, LLC, a ____________ limited liability company ("Underwriter").

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Underwriter wish to enter into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of the IMS Capital Value Fund (the "Fund"), a series of the Trust.

     NOW,  THEREFORE,  in consideration of the promises and agreements of the
parties   contained   herein,   the   parties   agree  as   follows:

     1.......Appointment. The Trust hereby appoints Underwriter as its exclusive agent for the distribution of the Shares of the Fund and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Underwriter shall not sell any Shares of the Fund except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of the Fund whenever, in its sole discretion, it deems such action to be desirable.

     2........Sale  and  Repurchase  of  Shares.

     a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefore at the public offering price (as defined in subparagraph 2(e) hereof) less a discount determined by Underwriter, which discount shall not exceed the amount of the sales charge stated in the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

     (b) Underwriter will have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

     (c) Underwriter will also have the right, as agent for the Trust, to sell Shares at their net asset value to such persons as may be approved by the Trustees of the Trust, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     (d) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

     (e) The public offering price for the Shares of the Fund shall be the net asset value of the Shares of the Fund then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of Fair Practice of the NASD.

     (f) The net asset value of the Shares of the Fund shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of the Fund shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per share as calculated.

     (g) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the tenth business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

     (h) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

     (i) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the
performance   of  its   obligations   to  the  Trust   under   this   Agreement.

     (j) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

     3.......Sales  of  Shares  by the  Trust or other  Underwriter.  The  Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell shares through and enter underwriting agreements with other underwriters, to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

     4.......Basis  of Sale of  Shares.  Underwriter  does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

     5.......Compliance with NASD and Government Rules.

     (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

     (b) Underwriter, at its own expense, will pay the costs incurred in establishing and maintaining its relationship with the dealers selling the Shares. Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration
Statement, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

     (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

     (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

     6.......Records  to be  Supplied  by Trust.  The  Trust  shall  furnish  to
Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

     7.......Expenses  to be Borne by Fund.  The Fund  will  bear the  following expenses:

     (a) preparation, setting in type, printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

     (b)   preparation,   printing  and   distribution   of  reports  and  other
communications to shareholders;

     (c)   registration  of  the  Shares  under  the  federal   securities  law;

     (d) qualification of the Shares for sale in the jurisdictions designated by Underwriter;

     (e) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by Underwriter as well as qualification of the Trust to do business in any jurisdiction, if Underwriter determines that such qualification is necessary or desirable for the purpose of facilitating sales of the Shares;

     (f)  maintaining  facilities  for the issue  and  transfer  of the  Shares;

     (g) supplying information, prices and other data to be furnished by the Trust under this Agreement; and

     (h) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

     8.......Services  to and Actions for Trust,  Not  Underwriter.  Any person, even though also a director, officer, employee, shareholder, member or agent of Underwriter, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Underwriter's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent, or one under the control or direction of Underwriter, even though paid by it.

     9.......Limitation  of  Liability.  Underwriter  may  rely  on  information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither Underwriter nor its members, shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (collectively, the "Underwriter's Employees") shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Underwriter under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Underwriter under this Agreement.

     10.......Indemnification of Underwriter. Subject to and except as otherwise provided in the Securities Act of 1933, as amended, and the Act, the Trust shall indemnify Underwriter and each of Underwriter's Employees (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while serving as the underwriter for the Trust or as one of Underwriter's Employees, or thereafter, by reason of being or having been the underwriter for the Trust or one of Underwriter's Employees, including but not limited to liabilities arising due to any misrepresentation or misstatement in the Trust's prospectus, other regulatory filings, and amendments thereto, or in other documents originating from the Trust. In no case shall a Covered Person be indemnified against any liability to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such Covered Person.

     11.......Advances  of Expenses.  The Trust shall advance attorneys' fees or other expenses incurred by a Covered Person in defending a proceeding to the full extent permitted by the Securities Act of 1933, as amended, and the Act.

     12.......Termination and Amendment of this Agreement.  This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     13.......Effective  Period of this  Agreement.  This  Agreement  shall take effect upon its execution and shall remain in full force and effect for a period of two years from the date of its execution (unless terminated automatically as set forth in Paragraph 12, and from year to year thereafter), subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

     14.......Limitation of Trust's Liability. The term "AmeriPrime Funds" means and  refers  to the  Trustees  from  time  to time  serving  under  the  Trust's
Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Ohio.

     15.......No  Application  to Other  Series  of the  Trust.  The  terms  and provisions of this Agreement shall apply to the distribution of the shares of the IMS Capital Value Fund only, and shall not apply to any other series of the Trust, whether currently existing or established during the initial or renewal term of this Agreement.

     16.......Successor  Investment  Company.  Unless  this  Agreement  has been terminated in accordance with Paragraph 13, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

     17.......Severability.  In the event any  provision  of this  Agreement  is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     18.......Questions    of    Interpretation.
 .........(a)  This Agreement shall be governed by the laws of the State of Ohio.
 .........(b)  Any  question of  interpretation  of any term or provision of this
Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision  of this  Agreement  is  revised by rule,  regulation  or order of the
Securities  and  Exchange   Commission,   such  provision  shall  be  deemed  to
incorporate the effect of such rule, regulation or order.

     19.......Notices.  Any notices  under this  Agreement  shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Trust shall be 1793 Kingswood Drive, Suite 200, Southlake, Texas 76092 and of the Underwriter shall be 107 South Fair Oaks Drive, Suite 315, Pasadena, CA 91105.

     20.......Counterparts.  This Agreement may be in one or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.......Binding  Effect.  Each of the undersigned  expressly  warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     22.......Force  Majeure. If Underwriter shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance. IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

         .........                         AmeriPrime Funds


         .........                        By:_________________________________
         .........                           Kenneth D. Trumpfheller, President


         .........                     Capital Research Brokerage Services, LLC


         .........                     By:________________________________
         .........
         .........                     Print Name: _________________________
         .........
         .........                     Title:  ______________________________

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